As filed with the Securities and Exchange Commission on April 5, 2006

Registration No. 333-132807

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)
Delaware	13-1500700
(State of incorporation)	(IRS Employer Identification Number)

260 Long Ridge Road
Stamford, Connecticut 06927
(203) 357-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan M. Green, Esq.
General Counsel, Corporate Treasury
260 Long Ridge Road
Stamford, Connecticut 06927
(203) 357-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.	[_]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.	[X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box
and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	[_]
If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering.	[_]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon
filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.	[X]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities
or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.	[_]

CALCULATION OF REGISTRATION FEE

Amount to be registered/
Proposed maximum offering price per unit/
Title of Each Class	Proposed maximum offering price/
Of Securities to be Registered	Amount of registration fee (1)

Debt Securities

Preferred Stock

Guarantees and Letters of Credit

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b), 457(r) and 457(p), the Registrant is deferring payment of all of the registration fee, except for $2,381,716 that has already been paid with respect to $20,235,479,650 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-123085 filed on March 2, 2005, and were not sold thereunder.

EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to Registration Statement (File No. 333-132807) is being filed by General Electric Capital Corporation for the purpose of revising footnote 1 to the Calculation of Registration Fee table to reflect corrections to the amount of unused fees previously paid and the amount of the aggregate initial offering prices of unsold securities that were previously registered pursuant to Registration Statement No. 333-123085 and in respect to which those fees were paid. These amounts were previously understated. No changes have been made to the prospectus included in Part I or to any other sections of the Registration Statement and accordingly they have been omitted. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 5th day of April, 2006.

GENERAL ELECTRIC CAPITAL CORPORATION

By	/s/ KATHRYN A. CASSIDY

Kathryn A. Cassidy
(Senior Vice President-Corporate Treasury and Global
Funding Operation and Director)

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* JEFFREY R. IMMELT	Chief Executive Officer and Director

(Jeffrey R. Immelt)

* KEITH S. SHERIN	Chief Executive Officer and Director
(Principal Financial Officer)
(Keith S. Sherin)

/s/ KATHRYN A. CASSIDY	Senior Vice President—Corporate
Treasury and Global Funding
(Kathryn A. Cassidy)	Operation and Director

* CHARLES E. ALEXANDER	Director

(Charles E. Alexander)

Director

(Jeffrey S. Bornstein)

* DAVID L. CALHOUN	Director

(David L. Calhoun)

* JAMES A. COLICA	Director

(James A. Colica)

* PAMELA DALEY	Director

(Pamela Daley)

* BRACKETT B. DENNISTON	Director

(Brackett B. Denniston)

April 5, 2006

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Signature	Title	Date

* JOHN H. MYERS	Director

(John H. Myers)

* MICHAEL A. NEAL	Director

(Michael A. Neal)

* DAVID R. NISSEN	Director

(David R. Nissen)

Director

(Ronald R. Pressman)

Director

(Deborah M. Reif)

* JOHN G. RICE	Director

(John G. Rice)

* JOHN M. SAMUELS	Director

(John M. Samuels)

* ROBERT C. WRIGHT	Director

(Robert C. Wright)

* PHILIP D. AMEEN	Senior Vice President and Controller
(Principal Accounting Officer)
(Philip D. Ameen)

By: /s/ KATHRYN A. CASSIDY

(Kathryn A. Cassidy)

* AS ATTORNEY-IN FACT FOR THE
INDIVIDUALS NOTED ABOVE		April 5, 2006
WITH AN ASTERISK
REPRESENTING A MAJORITY OF
THE BOARD OF DIRECTORS

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